UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                November 14, 2002


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


           Louisiana                1-7784              72-0651161
       (State or other        (Commission File        (IRS Employer
       jurisdiction of             Number)         Identification No.)
         incorporation)

                  100 CenturyTel Drive, Monroe, Louisiana 71203
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (318) 388-9000

Item 5.  OTHER EVENTS AND FD DISCLOSURE.

      The information set forth below supplements and updates information previously reported by CenturyTel, Inc. (the "Company") concerning the disposition of its wireless operations and its acquisitions of telephone properties during the third quarter of 2002.

Wireless Disposition

      On August 1, 2002, the Company completed the sale of substantially all of its wireless operations to an affiliate of ALLTEL Corporation ("Alltel"). The Company received approximately $1.591 billion in connection with the transaction (which the Company expects to be $1.285 billion after-tax). See the Company's Current Report on Form 8-K dated August 1, 2002 and filed August 13, 2002 for additional information concerning this transaction.

      The Company used a portion of the proceeds received from the sale of its wireless operations to finance the $1.179 billion acquisition of access lines in the state of Missouri from Verizon Communications, Inc. ("Verizon") on August 31, 2002, as discussed further below.

Verizon Acquisitions

      On July 1, 2002, an affiliate of the Company purchased from affiliates of Verizon assets comprising all of Verizon's local exchange telephone operations in the state of Alabama for approximately $1.022 billion cash. See the Company's Current Report on Form 8-K dated July 1, 2002 and filed July 15, 2002 for additional information concerning this transaction.

      On August 31, 2002, an affiliate of the Company purchased from affiliates of Verizon assets comprising all of Verizon's local exchange telephone operations in the state of Missouri for approximately $1.179 billion cash. See the Company's Current Report on Form 8-K dated August 31, 2002 and filed October 8, 2002 for additional information concerning this transaction.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (a)   Financial statements of properties acquired

         Financial statements of the Verizon properties acquired were previously filed in the Company's Current Report on Form 8-K dated August 31, 2002 and filed October 8, 2002.

   (b)   Unaudited Pro Forma Consolidated Condensed Financial Information

         1.  Introduction.

         2. Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 2001.

         3. Pro Forma Consolidated Condensed Statement of Income for the nine months ended September 30, 2002.

         4. Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

   (c)   Exhibits

         2.1 (a) Stock Purchase Agreement, dated March 19, 2002, between CenturyTel, Inc. and Alltel Communications, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed March 22, 2002).

         2.1 (b) Amendment No. 1 to Stock Purchase Agreement, dated July 31, 2002, between CenturyTel, Inc. and Alltel Communications, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K and Form 8-K/A filed August 13, 2002).

         2.1 (c) Asset Purchase Agreement, dated as of October 22, 2001, between GTE Midwest Incorporated (d/b/a Verizon Midwest) and CenturyTel of Missouri, LLC (incorporated by reference to Exhibit 2(a) of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

         2.1 (d) Asset Purchase Agreement, dated as of October 22, 2001, between Verizon South, Inc., Contel of the South, Inc. (d/b/a Verizon Mid-States) and CenturyTel of Alabama, LLC (incorporated by reference to Exhibit 2(b) of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

                                CenturyTel, Inc.
        Unaudited Pro Forma Consolidated Condensed Financial Information
                                  Introduction

Background

      On July 1, 2002, an affiliate of the Company acquired approximately 300,000 telephone access lines and related property and equipment comprising Verizon's local exchange operations in 90 exchanges in predominantly rural markets throughout Alabama for approximately $1.022 billion cash. On August 31, 2002, an affiliate of the Company acquired approximately 354,000 telephone access lines and related property and equipment comprising Verizon's local exchange operations in 98 exchanges in predominantly rural markets throughout Missouri for approximately $1.179 billion cash. The acquired assets include Verizon's assets used to provide digital subscriber line ("DSL") and other high speed data services within the purchased exchanges in both states and an aggregate of approximately 2,800 route miles of fiber optic cable within the purchased exchanges in both states. In addition to the continued provision of traditional local exchange telephone services, the Company intends to provide long distance, Internet access (including DSL access service), and other communications services in certain of the acquired service areas. For a discussion of the Company's financing of these acquisitions, see "- Pro Forma Information" below.

      On August 1, 2002, the Company sold substantially all of its wireless operations to an affiliate of Alltel for approximately $1.591 billion in cash. In connection with this transaction, the Company divested its (i) interests in its majority-owned and operated cellular systems, which at June 30, 2002 served approximately 783,000 customers and had access to approximately 7.8 million pops (as defined in the Company's most recent 10-K Report), (ii) minority cellular equity interests representing approximately 1.8 million pops at June 30, 2002, and (iii) licenses to provide personal communications services covering 1.3 million pops in Wisconsin and Iowa.

      The results of operations of the properties acquired are included in the Company's consolidated financial statements from and after their respective dates of acquisition. The results of operations of the properties sold are included in the Company's consolidated financial statements as discontinued operations through August 1, 2002.

Pro Forma Information

      The following unaudited pro forma consolidated condensed statements of income for the year ended December 31, 2001 and the nine months ended September 30, 2002 are based on the historical consolidated results of operations of CenturyTel, Inc. and its subsidiaries, and reflect the Company's wireless operations as discontinued operations. No interest expense was allocated to discontinued operations and corporate overhead costs previously absorbed by the wireless operations are reflected as an expense within continuing operations. Because the Company's September 30, 2002 balance sheet (included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002) reflects all of the transactions described herein, a pro forma balance sheet as of September 30, 2002 is not presented.

      In addition, the unaudited pro forma consolidated condensed statements of income for the year ended December 31, 2001 and the nine months ended September 30, 2002 also reflect (i) the effects of acquiring the Verizon properties for an aggregate of $2.201 billion cash, (ii) the effects of divesting the Company's wireless operations for cash proceeds that approximated $1.591 billion pre-tax (which are anticipated to be approximately $1.285 billion after-tax) and (iii) steps the Company has taken through the date of this Current Report on Form 8-K to finance the Verizon acquisitions, as described further below.

      The pro forma financial information reflects that the Company financed the aggregate purchase price for the Verizon assets of $2.201 billion with (i) $1.285 billion of after-tax proceeds from the August 1, 2002 sale of its wireless business and (ii) $916 million of net indebtedness incurred, consisting of (a) all of the $494 million of net proceeds from the sale of senior notes due 2012 (which bear interest at 7.875%) in August 2002, (b) all of the $161 million of net proceeds from the third quarter 2002 sale of convertible senior debentures due 2032 (which bear interest at 4.75% and which may be converted into shares of CenturyTel common stock at a conversion price of $40.455 per share), and (c) $261 million of a total of $483.4 million of net proceeds from the sale of equity units (which was reflected entirely as long-term debt upon issuance) in May 2002 (the remaining portion of which was utilized to repay outstanding indebtedness).

      In accordance with Statement of Financial Accounting Standards No. 142, "Accounting for Goodwill and Other Intangible Assets", effective January 1, 2002, goodwill is no longer subject to amortization; therefore, the accompanying 2001 pro forma statement of income does not reflect amortization of the estimated goodwill associated with the acquisitions of the Verizon properties.

      Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma consolidated condensed financial information. For purposes of the pro forma information, adjustments for estimated transaction costs have been excluded.

      The pro forma financial information related to the Verizon acquisitions has been prepared using the purchase method of accounting and is based on the assumption that the purchases of all of the Verizon properties took place as of January 1, 2001. In accordance with the purchase method of accounting, the actual consolidated financial statements of the Company reflect the Verizon acquisitions only from and after their respective dates of acquisition. The Company has not finalized the allocation of the purchase price related to the Verizon acquisitions. See note (C) for additional information.

      The pro forma financial information related to the sale of the wireless operations has been prepared based on the assumption that the sale of those operations took place as of January 1, 2001. The actual consolidated financial statements of the Company reflect the operations of the wireless properties (as discontinued operations) until August 1, 2002.

      The unaudited pro forma consolidated condensed financial data included below does not give effect to any potential revenue enhancements, cost reductions, or other operating efficiencies that could result from the Verizon acquisitions, including but not limited to (i) offering long distance, Internet access and other communications services to an increased number of customers in the acquired markets or (ii) cost savings that may be associated with operating and administering the acquired properties with the Company's existing personnel and operating assets.

      The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results. The historical Verizon financial information reflects the operating and management structure of Verizon and is not necessarily indicative of the results of operations that may be obtained with respect to the acquired properties under the Company's operating and management structure.

      You are urged to read the financial information below, along with the Company's publicly available historical consolidated financial statements and accompanying notes and the special purpose financial statements of the Verizon operations acquired appearing in the Company's previously-filed Current Reports on Form 8-K.

                                CENTURYTEL, INC.
              Pro Forma Consolidated Condensed Statement of Income
                          Year ended December 31, 2001
                                   (Unaudited)

                                                                                    Pro forma       Pro forma
                                                  CenturyTel         Verizon       adjustments    consolidated
--------------------------------------------------------------------------------------------------------------
                                                        (Dollars in thousands, except per share amounts)
OPERATING REVENUES
   Telephone                                     $ 1,505,733         552,127                -        2,057,860
   Other                                             173,771               -                -          173,771
--------------------------------------------------------------------------------------------------------------
        Total operating revenues                   1,679,504         552,127                -        2,231,631
--------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Cost of sales and operating expenses
    (exclusive of depreciation and amortization)     826,948         233,108           14,900        1,074,956
   Corporate overhead costs allocable to
    discontinued operations                           20,213               -                -           20,213
   Depreciation and amortization                     407,038          81,498                -          488,536
--------------------------------------------------------------------------------------------------------------
        Total operating expenses                   1,254,199         314,606           14,900        1,583,705
--------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                     425,305         237,521          (14,900)         647,926
--------------------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSE
   Nonrecurring gains and losses, net                 33,043               -                -           33,043
   Interest expense                                 (225,523)        (21,388)         (42,732)        (289,643)
   Other income and expense                               32          (2,482)               -           (2,450)
--------------------------------------------------------------------------------------------------------------
        Total other income (expense)                (192,448)        (23,870)         (42,732)        (259,050)
--------------------------------------------------------------------------------------------------------------

Income from continuing operations
  before income tax expense                          232,857         213,651          (57,632)         388,876
Income tax expense                                    88,711          87,312          (23,053)         152,970
--------------------------------------------------------------------------------------------------------------
Income from continuing operations                    144,146         126,339          (34,579)         235,906
Discontinued operations, net of tax                  198,885               -         (198,885)               -
--------------------------------------------------------------------------------------------------------------
Net income                                       $   343,031         126,339         (233,464)         235,906
==============================================================================================================

BASIC EARNINGS PER SHARE
   From continuing operations                    $      1.02                                              1.67
   From continuing operations, as adjusted
    for goodwill amortization                    $      1.35                                              2.00
   From discontinued operations                  $      1.41                                                 -
   From discontinued operations, as adjusted
    for goodwill amortization                    $      1.48                                                 -
   Basic earnings per share                      $      2.43 (1)                                          1.67
   Basic earnings per share, as adjusted
    for goodwill amortization                    $      2.83                                              2.00

DILUTED EARNINGS PER SHARE
   From continuing operations                    $      1.01                                              1.66
   From continuing operations, as adjusted
    for goodwill amortization                    $      1.34                                              1.98
   From discontinued operations                  $      1.40                                                 -
   From discontinued operations, as adjusted
    for goodwill amortization                    $      1.47                                                 -
   Diluted earnings per share                    $      2.41 (1)                                          1.66
   Diluted earnings per share, as adjusted
    for goodwill amortization                    $      2.81                                              1.98


AVERAGE BASIC SHARES
  OUTSTANDING                                        140,743                                           140,743
==============================================================================================================

AVERAGE DILUTED SHARES
  OUTSTANDING                                        142,307                                           142,307
==============================================================================================================

(1) CenturyTel's basic earnings per share and diluted earnings per share for the year ended December 31, 2001 were $1.72 and $1.70, after eliminating the effect of nonrecurring net gains associated with our wireless operations.

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                                CENTURYTEL, INC.
              Pro Forma Consolidated Condensed Statement of Income
                      Nine months ended September 30, 2002
                                   (Unaudited)

                                                                                    Pro forma       Pro forma
                                                  CenturyTel (1)     Verizon (2)   adjustments     consolidated
----------------------------------------------------------------------------------------------------------------
                                                        (Dollars in thousands, except per share amounts)
OPERATING REVENUES
   Telephone                                    $  1,214,165         313,870                -        1,528,035
   Other                                             171,952               -                -          171,952
--------------------------------------------------------------------------------------------------------------
        Total operating revenues                   1,386,117         313,870                -        1,699,987
--------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Cost of sales and operating expenses
    (exclusive of depreciation and amortization)     694,801         127,217            8,428          830,446
   Corporate overhead costs allocable to
    discontinued operations                           11,275               -                -           11,275
   Depreciation and amortization                     293,745          50,336                -          344,081
--------------------------------------------------------------------------------------------------------------
        Total operating expenses                     999,821         177,553            8,428        1,185,802
--------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                     386,296         136,317           (8,428)         514,185
--------------------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSE
   Interest expense                                 (164,826)         (9,615)         (27,321)        (201,762)
   Nonrecurring gains and losses                       3,709               -                -            3,709
   Other income and expense                             (356)             19                -             (337)
--------------------------------------------------------------------------------------------------------------
        Total other income (expense)                (161,473)         (9,596)         (27,321)        (198,390)
--------------------------------------------------------------------------------------------------------------

Income from continuing operations
  before income tax expense                          224,823         126,721          (35,749)         315,795
Income tax expense                                    78,139          49,070          (14,299)         112,910
--------------------------------------------------------------------------------------------------------------
Income from continuing operations                    146,684          77,651          (21,450)         202,885
Discontinued operations, net of tax                  610,595               -         (610,595)               -
--------------------------------------------------------------------------------------------------------------
Net income                                      $    757,279          77,651         (632,045)         202,885
==============================================================================================================

BASIC EARNINGS PER SHARE
     From continuing operations                 $       1.04                                              1.43
     From discontinued operations               $       4.32                                                 -
--------------------------------------------------------------------------------------------------------------
     Basic earnings per share                   $       5.36 (3)                                          1.43
==============================================================================================================

DILUTED EARNINGS PER SHARE
     From continuing operations                 $       1.03                                              1.42
     From discontinued operations               $       4.28                                                 -
--------------------------------------------------------------------------------------------------------------
     Diluted earnings per share                 $       5.31 (3)                                          1.42
==============================================================================================================

AVERAGE BASIC SHARES
  OUTSTANDING                                        141,324                                           141,324
==============================================================================================================

AVERAGE DILUTED SHARES
  OUTSTANDING                                        142,710                                           142,710
===============================================================================================================

(1) Includes the results of operations of the acquired Verizon Alabama properties since July 1, 2002 and the acquired Verizon Missouri properties since August 31, 2002.
(2) Includes results of the Verizon Alabama properties for the six months ended June 30, 2002 and results of the Verizon Missouri properties for the eight months ended August 31, 2002. The results of the Verizon properties after these dates are reflected in CenturyTel's operating results presented above.

(3) CenturyTel's basic earnings per share and diluted earnings per share for the nine months ended September 30, 2002 were $1.60 and $1.58, after eliminating the effect of nonrecurring net gains associated with our wireless operations. See Note 1 for additional information.


See accompanying notes to unaudited pro forma consolidated condensed financial information.



   Notes to Unaudited Pro Forma Consolidated Condensed Financial Information

(A)     Purchase of Verizon assets.

      Costs of acquisitions. The total cash purchase price of the Verizon assets was $2.201 billion.

      Operations. As explained further above, the pro forma adjustments do not consider the effect of possible revenue enhancements, cost reductions or other operating efficiencies that may occur in connection with combining the operations of the acquired properties with the Company's operations.

(B)     Sale of Wireless Operations.

      Presentation of wireless operations. The wireless operations have been reflected as discontinued operations on the Company's statements of income.

      Proceeds from disposition. The after-tax proceeds from the sale of the wireless operations has been assumed to be $1.285 billion.

(C)     Allocations and Assumptions

      The pro forma adjustments applicable to the acquisitions of the Verizon properties, as set forth below, reflect preliminary allocations of the aggregate purchase price to the acquired properties. Such preliminary allocations include the assumptions that the fair value of property, plant and equipment will approximate the carrying value on the dates of acquisition and that the estimated useful lives of property, plant and equipment used by the Company are comparable to those used by Verizon. The preliminary estimates of the fair value of the noncurrent assets and liabilities are subject to change upon completion of our valuation analysis.

      The Company anticipates assigning a portion of the purchase price to identifiable intangible assets (including customer base) in accordance with Statement of Financial Accounting Standards No. 141 and amortizing such asset over its useful life. However, the Company has not yet completed its valuation process. Thus, an estimate to allocate a portion of the purchase price to identifiable intangibles, the amortization of which will reduce net income, has not been included in the accompanying pro forma information. The Company believes the impact of the amortization of such identifiable intangible assets will not be material to its results of operations.

      To the extent that final allocations of the purchase price cause our depreciation and amortization expense to differ from that presented in the accompanying pro forma information, annual earnings per share will be effected by $.01 per share for every $2.4 million difference in annual depreciation and amortization expense. Thus, for example, if the Company ultimately allocates an additional $95.7 million of the aggregate purchase price to property, plant and equipment (representing a 15% increase in the amount that was preliminarily allocated to such assets), the annual depreciation and amortization expense would increase by approximately $9.6 million (assuming a composite depreciation rate of 10%) and the annual earnings per share would decrease by approximately $.04 per share from the amounts presented in the pro forma information.

      As explained further above under "Introduction - Pro Forma Information," the pro forma financial information has been prepared assuming that the aggregate purchase price of $2.201 billion was financed on a long-term basis with (i) $1.285 billion of after-tax proceeds from the August 1, 2002 sale of its wireless business and (ii) $916 million of net indebtedness incurred, consisting of (a) all of the $494 million of net proceeds from the sale of senior notes in August 2002, (b) all of the $161 million of net proceeds from the sale of convertible senior debentures in third quarter 2002, and (c) $261 million of a total of $483.4 million of net proceeds from the sale of equity units in May 2002 (the remaining portion of which was utilized to repay outstanding indebtedness).

(D)   December 31, 2001 Income Statement Pro Forma Adjustments.

      Set forth below are the pro forma adjustments applicable to the acquisitions of the Verizon assets and to the divestiture of the wireless operations with respect to the unaudited pro forma consolidated condensed statement of income for the year ended December 31, 2001. These adjustments have been prepared assuming a 7.0% weighted average interest rate on the $916 million net indebtedness incurred ($2.201 billion cash purchase price of the Verizon assets less after-tax proceeds from the sale of the wireless operations of $1.285 billion). This assumed 7.0% rate is based on the actual interest rates accruing on the debt securities issued by the Company in the second and third quarter of 2002, adjusted for the rates on borrowings under revolving credit facilities utilized for interim financing of the Verizon acquisitions.


            December 31, 2001 Income Statement Pro Forma Adjustments

                                                        Cost of Sales                                 Discontinued
                                                        and Operating     Interest        Income       operations,
                                                          Expenses         expense      tax expense    net of tax
------------------------------------------------------------------------------------------------------------------
                                                                         (Dollars in thousands)

Interest on 12 months of net borrowings of
  $916 million at an assumed rate of 7.0% (1)          $                     64,120

Eliminate Verizon interest expense on parent
  debt and equity funding                                                   (21,388)

Eliminate pension credit related to excess
  pension assets which will remain with Verizon (2)          14,900

Tax benefit relating to pro forma adjustments
  (assuming a 40% tax rate)                                                                (23,053)

Eliminate discontinued operations
  of wireless business                                                                                     (198,885)
-------------------------------------------------------------------------------------------------------------------
                                                       $     14,900          42,732        (23,053)        (198,885)
===================================================================================================================

(1) See footnote (C). Use of an assumed rate .125% higher or lower than 7.0% on net borrowings would have changed net income by approximately $687,000.

(2) Reflects the elimination of Verizon's excess pension assets. Verizon has retained these assets, together with all income generated by such assets. Verizon's historical financial statements reflect such assets and income.

(E)     September 30, 2002 Income Statement Pro Forma Adjustments.

      Set forth below are the pro forma adjustments applicable to the acquisitions of the Verizon assets and to the divestiture of the wireless operations with respect to the unaudited pro forma consolidated condensed statement of income for the nine months ended September 30, 2002. These adjustments have been prepared assuming a 7.0% weighted average interest rate on the $916 million net indebtedness incurred ($2.201 billion cash purchase price of the Verizon assets less after-tax proceeds from the sale of the wireless operations of $1.285 billion). For further information on this assumed 7.0% rate, see footnote (D).


            September 30, 2002 Income Statement Pro Forma Adjustments

                                                        Cost of Sales                                 Discontinued
                                                        and Operating     Interest        Income       operations,
                                                          Expenses         expense      tax expense    net of tax
-------------------------------------------------------------------------------------------------------------------
                                                                         (Dollars in thousands)

Interest on nine months of net borrowings of $916
  million at an assumed rate of 7.0% (1)               $                   48,090

Interest expense incurred for the nine months
  ended September 30, 2002 related
  to 2002 debt issuances which is included
  in the Company's historical results (2)                                 (11,154)

Eliminate Verizon interest expense on parent
  debt and equity funding                                                  (9,615)

Eliminate pension credit related to excess
  pension assets which will remain with Verizon (3)         8,428

Tax benefit relating to pro forma adjustments
  (assuming a 40% tax rate)                                                              (14,299)

Eliminate discontinued operations
  of wireless business                                                                                   (610,595)
-------------------------------------------------------------------------------------------------------------------
                                                       $    8,428          27,321        (14,299)        (610,595)
===================================================================================================================

(1) See footnote (C). Use of an assumed rate .125% higher or lower than 7.0% on net borrowings would have changed net income by approximately $515,000.

(2) Because the $48.1 million interest expense adjustment in the chart above reflects nine months of assumed interest incurred on debt hypothetically issued on January 1, 2001, this offsetting entry of $11.2 million is necessary to avoid double-counting the interest actually paid (and reflected in the Company's historical financial information) with respect to debt issued by the Company during the second and third quarter of 2002. The $11.2 million adjustment amount represents the actual net interest expense incurred for the nine months ended September 30, 2002 related to debt issuances in the second and third quarters of 2002, net of a reduction in interest expense as a result of repaying part of the Company's revolving credit facility indebtedness using proceeds from such issuances.

(3) Reflects the elimination of Verizon's excess pension assets. Verizon has retained these assets, together with all income generated by such assets. Verizon's historical financial statements reflect such assets and income.



(F)     Convertible Debentures

      In connection with the long-term financing of the Verizon acquisitions, the Company issued $165 million of 4.75% convertible senior debentures in the third quarter of 2002. The debentures are convertible into the Company's common stock at a conversion price of $40.455 per share upon the occurrence of certain events. As of September 30, 2002, shares issuable upon conversion of the debentures were not included in the Company's historical average diluted shares outstanding because none of these conversion events had occurred. If the debentures become convertible in the future, average diluted shares outstanding would increase by 4.1 million shares (subject to adjustment under certain circumstances). If these 4.1 million shares issuable upon conversion of the debentures had been included in the pro forma diluted earnings per share calculations, pro forma diluted earnings per share for the year ended December 31, 2001 (as adjusted for goodwill amortization) and the nine months ended September 30, 2002 would have been $1.96 and $1.41, respectively.

(G)     Reclassifications.

      Certain reclassifications have been made to the historical financial information to conform to the presentation of the condensed pro forma information.

(H)     Verizon Historical Results.

      All amounts reflected above under the headings "Verizon" are based on special purpose financial statements of the Verizon acquired operations. In connection with the preparation of these special purpose financial statements, Verizon made numerous assumptions and allocations where specific data was not available pertaining to the acquired assets. Because of the significant amount of allocations and estimates used to prepare these special purpose financial statements and because the Company will operate these assets under a different operating and management structure, they may not reflect the financial position and results of operations of the acquired properties after such properties are acquired by the Company.



                           FORWARD-LOOKING STATEMENTS

      In addition to historical information, this Current Report on Form 8-K includes certain forward-looking statements and estimates that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively integrate new businesses into its operations; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; and the effects of more general factors such as changes in overall market or economic conditions, in prevailing interest rates or in legislation, regulation or public policy. These and other uncertainties related to the business are described in greater detail in Item 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any of its forward-looking statements for any reason.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CenturyTel, Inc.

Dated:  January 13, 2003                By: /s/ Neil A. Sweasy
                                        ----------------------
                                        Neil A. Sweasy
                                        Vice President and Controller